UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2020
EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 1, 2020, Edgewell Personal Care Company, a Missouri corporation (the “Company”), through its indirect wholly owned subsidiary Edgewell Personal Care, LLC, a Delaware limited liability company (“EPC LLC”), agreed to acquire Cremo Holding Company, LLC, a California limited liability company (“Cremo”), pursuant to a Membership Interest Purchase Agreement (the “Agreement”), dated as of August 1, 2020, by and among EPC LLC, Cremo, the holders of Cremo’s outstanding membership interests (the “Sellers”), the Joint Holder Representatives named in the Agreement, and, solely for the limited purposes set forth in the Agreement, the Company. Subject to the terms and conditions of the Agreement, EPC LLC will acquire 100% of the equity interests of Cremo for a purchase price of $235 million in cash, subject to customary adjustments (the “Acquisition”). The Company has guaranteed the due and punctual payment in full of all of EPC LLC’s payment obligations under the Agreement.
The Agreement contains customary representations and warranties made by each of EPC LLC and Cremo, and also contains customary pre-closing covenants, including, among others, covenants (a) by Cremo to operate its business in all material respects in the ordinary course of business and to refrain from taking certain actions without EPC LLC’s consent, subject to exceptions as specified in the Agreement; (b) by Cremo and the Sellers not to solicit or enter into alternative strategic transactions; and (c) by both Cremo and EPC LLC to use reasonable best efforts to obtain all required consents and to take such other actions as may be reasonably necessary to consummate the transactions contemplated by the Agreement as soon as practicable. EPC LLC is not required to agree to any sale, divestiture, hold separate arrangement, or other similar limit or restrictions in order to obtain any required regulatory approval in connection with the transactions contemplated by the Agreement.
EPC LLC has obtained representation and warranty insurance, subject to exclusions, policy limits and certain other terms and conditions, to obtain coverage for losses that may result from a breach of certain representations and warranties made by Cremo in the Agreement.
The Agreement may be terminated under certain circumstances, including by either EPC LLC or Cremo (subject to certain restrictions on the right to terminate by a party that is then in breach of the Agreement) if: (a) there is a material breach by the other party of any of its covenants or representations in the Agreement that would result in the failure of the terminating party’s closing condition, subject to a notice and cure period; (b) the closing has not occurred on or before February 1, 2021; or (c) if there is any final, non-appealable governmental order permanently enjoining the Acquisition. In addition, if the closing conditions related to regulatory approval and absence of legal restraint have not been satisfied by October 15, 2020, either EPC LLC or Cremo may terminate the Agreement prior to October 20, 2020 (the “Early Termination Right”).
If either EPC LLC or Cremo exercises the Early Termination Right, the terminating party must pay the non-terminating party a termination fee of $1,500,000.
If either party terminates the Agreement because (a) the Closing has not occurred on or before February 1, 2021 or (b) there is a final, non-appealable governmental order arising under the HSR Act permanently enjoining the Acquisition, and in each case (x) one or more of the conditions relating to regulatory approval and lack of a permanent legal prohibition have not been satisfied or waived, (y) all of the other conditions to the closing of the Acquisition have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, provided that such conditions would be satisfied if the closing were to occur), and (z) no material breach of the Agreement by Cremo, any Seller or the holder representatives (or any combination of them) has been the principal cause of the conditions relating to regulatory approval or lack of a permanent legal prohibition to be satisfied, EPC LLC must pay Cremo a termination fee of $10,000,000.
Each party’s obligation to complete the Acquisition is subject to the satisfaction or waiver of certain customary conditions, including (a) expiration or termination of the waiting periods under the HSR Act (or any other timing agreements with any governmental authority) and absence of governmental orders enjoining, making illegal or prohibiting the consummation of the Acquisition; (b) accuracy of the other party’s representations and warranties in the Agreement, subject to certain materiality standards set forth in the Agreement, and (c) the other party’s compliance in all material respects with their obligations under the Agreement.
The Acquisition is expected to be funded through cash on hand and is expected to close in the first quarter of the Company’s fiscal year 2021, subject to the satisfaction or valid waiver of all closing conditions.
The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, EPC LLC or Cremo, their respective affiliates or their respective businesses. In particular, the assertions embodied in the representations and warranties contained in the Agreement were made only as of the date of the Agreement or such other date as is specified in the Agreement and are qualified by information in confidential disclosure schedules provided by EPC LLC and Cremo in connection with the signing of the Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Agreement should not be relied upon as characterizations of the actual state of facts about the Company, EPC LLC or Cremo.

Item 8.01 Other Events.
On August 4, 2020, the Company issued a press release announcing entry into the Agreement to acquire Cremo. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1
Membership Interest Purchase Agreement by and among Edgewell Personal Care Company, solely for purposes of Section 13.17, Edgewell Personal Care, LLC, Cremo Holding Company, LLC, the sellers named therein, and the Joint Holder Representatives named therein, dated as of August 1, 2020. *

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.
99.1	Press Release, issued August 4, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY

By: /s/ Marisa Iasenza
Marisas Iasenza
Chief Legal Officer

Dated: August 4, 2020